Exhibit 99.1
Corrected Transcript

27-Aug-2014
Chico’s    FAS, Inc.    (CHS)

Q2 2014 Earnings Call

Total Pages: 26
1-877-FACTSET www.callstreet.com	Copyright © 2001-2014 FactSet CallStreet, LLC

Chico’s FAS, Inc. (CHS)	Corrected Transcript
Q2 2014 Earnings Call	27-Aug-2014

CORPORATE    PARTICIPANTS

David Slater Vice President – Investor Relations, Chico's FAS, Inc.	Todd Vogensen Senior Vice President - Chief Financial Officer, Chico's FAS, Inc.
David F. Dyer President, Chief Executive Officer & Director, Chico's FAS, Inc.

...
OTHER PARTICIPANTS

Simeon A. Siegel Analyst, Nomura Securities International, Inc.	Kimberly C. Greenberger Analyst, Morgan Stanley & Co. LLC
Gregory W. Baglione Analyst, Barclays Capital, Inc.	Neely J. N. Tamminga Analyst, Piper Jaffray & Co (Broker)
Thomas Filandro Analyst, Susquehanna Financial Group LLLP	Jessica L. Schmidt Analyst, KeyBanc Capital Markets, Inc.
Anna Andreeva Analyst, Oppenheimer & Co., Inc. (Broker)	Paul L. Lejuez Analyst, Wells Fargo Securities LLC
Susan K. Anderson Analyst, FBR Capital Markets & Co.	Richard E. Jaffe Analyst, Stifel, Nicolaus & Co., Inc.
Jennifer Black Analyst, Jennifer Black & Associates LLC	Betty Chen Analyst, Mizuho Securities USA, Inc.
Pamela Quintiliano Analyst, SunTrust Robinson Humphrey	Brian J. Tunick Analyst, JPMorgan Securities LLC

2
1-877-FACTSET www.callstreet.com	Copyright © 2001-2014 FactSet CallStreet, LLC

Chico’s FAS, Inc. (CHS)	Corrected Transcript
Q2 2014 Earnings Call	27-Aug-2014

MANAGEMENT DISCUSSION SECTION

Operator: Good morning and welcome to the Chico's second quarter 2014 earnings conference call. [Operator Instructions]

At this time, I would like to turn the conference over to David Slater. Mr. Slater, please go ahead.
...

David Slater
Vice President – Investor Relations, Chico's FAS, Inc.

Thanks, Keith, and good morning, everyone. Welcome to Chico's FAS second quarter earnings conference call and webcast. Joining me today at our National Store Support Center in Fort Myers are Dave Dyer, CEO; and Todd
Vogensen, CFO.

Before Dave begins his executive overview, we would like to remind you that our discussion this morning includes forward-looking statements and quarter-to-date data points, which are subject to and protected by the Safe Harbor Statement found in our SEC filings and in today 's earnings release. These forward-looking statements are subject to a number of factors and uncertainties that could cause actual results to differ materially. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied by such statements, will not be realized.

And with that, I'll turn it over to Dave.
...

David F. Dyer
President, Chief Executive Officer & Director, Chico's FAS, Inc.

Great, thank you, Dave, and good morning to everyone. Well, I'm pleased to announce that the second quarter comps have improved in the positive territory for Chico's FAS led by Chico's and Soma. The total company comp for the quarter was 0.3% versus a negative 2.6% in the second quarter of 2013. While not as robust as we would like, we certainly will celebrate the victory wherever we can get it.

Heavy promotions in the quarter resulted in increased transaction count, which was partially offset by lower average dollar sales. Overall, our results for the second quarter fell short of where we would have liked them, certainly when you look at our earnings per share for the quarter, which were $0.20, down from $0.27 in the second quarter of 2013. Despite the tough retail landscape, at Chico's FAS, we have what it takes to prevail in this competitive environment. We have loyal customers, we have great talent, we have four strong fashion brands all built on the highest ideals of customer service.

Before diving into the second quarter results, I want to provide an update on our quarter-to-date sales. Through yesterday, total company sales are up approximately 3%, reflecting comp sales that are down 1% on our un-audited daily flash sales report.

As we discussed in last quarter's call, we carried more inventory into the second quarter than we would've liked, and we remain approximately $5 million to $10 million higher in inventory costs than we'd like. We intend to aggressively manage inventory in the back half of the year, and Todd is going to discuss the steps that we've already taken in a moment.

3
1-877-FACTSET www.callstreet.com	Copyright © 2001-2014 FactSet CallStreet, LLC

Chico’s FAS, Inc. (CHS)	Corrected Transcript
Q2 2014 Earnings Call	27-Aug-2014

The good news is that White House's comp trend improved from the first quarter to the second quarter. Also, much progress has been made in returning to a more proven balance between couture-like fashion and basics. As White House enters the back half, the brand is better positioned, and we're seeing encouraging signs.

Our Saint Honore Jean Collection is performing very well, our Genius dress launch is breaking records in terms of unit volume and early reads in our fall fashions are very positive.

Turning to the Chico's brand, their positive comparable sales for the second quarter were driven by print, pattern and color. Category strengths include woven tops, golf, denim, and the resurgence of our knit tops. The continuation of long-over-lean trend plays well into our assortment of tops and bottoms. Our TV spots airing right now focus on leggings and our So Slimming knit pants, some of the season's biggest trends.

At Boston Proper, progress is being made on their merchandise architecture; the team is targeting historical levels of catalog page density, price points, and color and print diversification in order to deliver the assortment balance in line with Boston Proper's DNA. These changes are taking hold; we've seen a return to positive sales growth in our last three mailers.

While some will tell you that there's nothing going on in fashion, I disagree. Our customers' focus on fashion remains as strong as ever. Right now, there is a huge shift in proportion, long-over-lean, especially leggings, long duster jackets and long woven tops. Prints, fringe and boots are also performing very well. We are seeing these fashion statements perform in all three of our apparel brands. As I mentioned before, you will see leggings, jackets, and woven tops highlighted in our television advertising this fall.

Soma continues to deliver consistent and strong results, as evidenced by their 21st consecutive quarter of positive comp growth. In July, the much-anticipated Love Soma Rewards loyalty program was launched to a positive response. This marks the first time that Soma will have a loyalty plan separate from the Chico's Passport program. The program is points-based and provides incentives for her to spend more. Her reward is in the form of dollars off future purchases, which in turns rewards us with an additional visit back to our boutiques. Love Soma Rewards is tier-based so spending more elevates her status from preferred to gold to ultimately platinum with increasing benefits along the way.

It's too early to measure a financial impact, but the feedback from our existing customers has been extremely positive. The industry-leading loyalty programs at Chico's FAS have resulted in a very healthy customer file.

Our active loyalty files are at an all-time high for Chico's FAS with over 9 million customers and we've seen an increase in customer retention rates. Both Chico's and White House have some of the highest growth rates in retail Facebook fans and now both have over 1 million Facebook friends.

Using the strength of this extremely loyal and growing customer base, we have been making significant strides in personalizing how we communicate with her. We're delivering coordinated messaging via direct mail, television, e-mail, e-marketing and calling campaigns. This alignment has resulted in continued increases to our multi-channel customer who are by far our most valuable and loyal customers.

Next, I'd like to update everyone on our progress internationally, starting with Canada. I just attended the grand opening of our first new Chico's boutique in the Toronto area. The crowd was impressive. There was clearly a large amount of enthusiasm for our entrance into the market. The grand opening volume exceeded our expectations as one of our best grand openings ever. With two additional new Chico's boutiques opening in Toronto in the next several weeks, the brand will finish the year with three Canadian stores.

4
1-877-FACTSET www.callstreet.com	Copyright © 2001-2014 FactSet CallStreet, LLC

Chico’s FAS, Inc. (CHS)	Corrected Transcript
Q2 2014 Earnings Call	27-Aug-2014

White House | Black Market opened its first Canadian outlet location in Niagara during the second quarter. We couldn't be more pleased with those results as well. White House will open one additional Canadian boutique in the third quarter and will finish the year with four frontline boutiques and one outlet in Canada.

In Mexico, we remain delighted with our partnership with Liverpool. The sales productivity of the Chico's standalone boutiques in Mexico is in line with our best performing domestic locations. Print, pattern, and color are truly resonating with the Mexican customer. We will continue to work with Liverpool on site selection and anticipating doubling the current footprint in the back half of 2014.

Before handing the call over to our new CFO, I want to express the enthusiasm that the Board of Directors and I share about Todd's elevation to this role. Todd is a seasoned financial executive who began his career as a CPA with Pricewaterhouse. He has found success in every finance function, as controller, financial planning and analysis, Investor Relations, strategy, and tax. Not only does he bring with him the respect earned with those of you outside the organization from his time in IR, he's also earned the respect of all of us inside the company. He has a deep understanding of the internal workings of our organization. I couldn't be more excited about how he will impact the organization for many years to come. I'll be back after Todd's presentation to provide an update on the progress of our omni-channel strategic initiative.

In the meantime, here's Todd.
...

Todd Vogensen
Senior Vice President - Chief Financial Officer, Chico's FAS, Inc.

Thanks, Dave, and good morning, everyone. I'd like to provide additional details on our second quarter financial results.

Net sales were $671 million, an increase of 3.3% compared to $650 million in last year's second quarter, reflecting 98 net new stores and a comparable sales growth of 0.3%.

The return to positive comps for Chico's FAS was led by Chico's and Soma. For the second quarter, the combined Chico's/Soma brands comparable sales increased 1.4%. The Chico's brand experienced a positive comp increase of slightly less than 1%, and comparable sales at Soma were a mid-single-digit increase. A s Dave mentioned, this does mark an impressive 21st consecutive quarter of positive comps for Soma.

White House | Black Market brands comparable sales decreased 1.9%, reflecting significant improvement in trend compared to the first quarter.

For the second quarter, gross margin was $352 million compared to $356 million last year. Gross margin rate was 52.4% of net sales, a 240 basis point decrease from last year. The decline in gross margin rate was driven by the themes we discussed last quarter: the overall promotional environment; excess inventory at White House | Black Market exiting the first quarter; and the migration of White House's assortment, including a better balance of basic merchandise.

Total inventory per selling square foot increased 2.5% excluding in-transit inventories. The increase reflects a moderately higher average unit cost for our on-hand inventories and forward fabric commitments. In-transit inventory increased $11 million, reflecting an increase in both the amount and timing of shipping our fall product via ocean compared to the same time period in 2013. And for your planning purposes, please be aware that a similar impact for in-transits will repeat itself at the end of the third quarter.

5
1-877-FACTSET www.callstreet.com	Copyright © 2001-2014 FactSet CallStreet, LLC

Chico’s FAS, Inc. (CHS)	Corrected Transcript
Q2 2014 Earnings Call	27-Aug-2014

SG&A expenses for the second quarter were $305 million compared to $286 million last year. SG&A was 45.4% of net sales, a 140 basis point increase from last year, primarily reflecting sales deleverage of store expenses, costs associated with new store growth, and the impact of approximately $5 million in strategic initiatives. Total SG&A less strategic initiative spending increased 4.7% over the same time period last year compared to square footage growth of over 6%.

Capital expenditures totaled $28 million in the second quarter, primarily comprised of new stores and our strategic initiatives. We opened 32 new stores in the quarter, and we remain on track to spend between $125 million to $130 million in capital during 2014. Capital spending on our strategic initiatives totaled approximately $6 million in the second quarter, and we remain on target to spend $25 million to $30 million on these initiatives for the full year.

As a reminder, our strategic initiatives are: omni-channel capabilities; international expansion; testing of Boston Proper stores; and updating our loyalty programs, all of which are expected to fuel our future growth.

Even in this tough environment, I'm pleased to report that our operating cash flow increased in the second quarter and in the first half compared to last year, allowing us to both fund our operations and to return excess cash to our shareholders in the form of dividends and share repurchases.

As we enter the fall season, the retail environment remains a challenge, and it is not improving as quickly as we all would have anticipated. Even in this environment, we are anticipating total company positive comp sales for the second half, with slightly negative comps in the third quarter followed by positive comps in the fourth quarter.

We expect the promotional environment to persist in the second half. And as a result, we have planned promotional events to remain competitive, which may pressure gross margins in the short term. However, we bought and ticketed key merchandise categories in a proactive manner that will allow us to protect our gross margin rate more than we experienced in the first half. We anticipate that the gross margin rate decline in the back half will be less pronounced than the front half when comparing to last year.

And now I'd like to briefly share some of my top priorities and how these priorities are likely to impact our results as we go forward. In my mind, one of the most important responsibilities of the CFO is to manage resource allocation. Whether our resources are investments in capital or expense, inventory, or talent, just to name a few, I believe in allocating resources based on a thorough review of the expected return on investment. In this ever-changing retail environment, we cannot simply do the same thing that we've always done. I believe in making educated decisions, utilizing a test-and-learn approach whenever possible.

As we look forward, some of the guard rails that we have in place related to longer-term resource allocation are as follows: one, inventory growth in line with sales growth; two, capital expenditure spending lower than depreciation dollars; and three, SG&A dollar growth in line with our square footage growth. Now some of these measures can be impacted in the very short term while others will take a little while longer, but all of them will be central to how decisions will be made on a go-forward basis.

To dig one layer deeper on these guard rails, let me first discuss inventory management, as it is a primary focus for our organization currently. Many steps have already been taken to ensure that as we exit the fall season, our inventory is in better shape than when we entered it.

Admittedly, as we wrapped around on a soft 2013, we entered spring with undue optimism and bought inventory to comp assumptions that ended up being overly aggressive. Going forward, we are adjusting our purchase plans

6
1-877-FACTSET www.callstreet.com	Copyright © 2001-2014 FactSet CallStreet, LLC

Chico’s FAS, Inc. (CHS)	Corrected Transcript
Q2 2014 Earnings Call	27-Aug-2014

to be based off of a much more conservative financial plan, resulting in a reduction in receipts of over $80 million at retail versus the original second half plan, with the majority of the reduction in the fourth quarter.

Our strong preference is to buy tightly and chase, if necessary, rather than buying too much and clearing excess goods at the end of the season. At a high level, this is how we will manage our inventory; ensure that it grows in line with our sales.

Second, for our capital expenditures, as we enter our annual budget cycle and review of our long-range plans, we're evaluating our store opening cadence for the outgoing years. As Dave will discuss in a moment, we are in a revolutionary time in retail. We continue to evaluate what this means to Chico's FAS as we balance the need for investment in brick-and-mortar locations with the need to further invest in technologies related to the customer experience. Not to steal Dave's thunder, but we still believe strongly in the need for a physical boutique presence. Know that, we are scrutinizing and analyzing our capital allocations, ensuring that these investments make sense for the future of retail and are appropriately conservative given the current retail environment.

In this vein, we anticipate opening 70 new stores to 80 new stores in 2015, as we balance our new store capital with the roll-out of new point-of-sale systems next year. We still believe firmly in our long-term store growth opportunity, especially with the initial success of our concepts internationally.

And finally, SG&A, in the near term, SG&A increases will be driven by previous commitments to store growth and strategic initiatives. SG&A is one area where every company always has room for improvement, and Chico's FAS is not an exception.

That said, there is also the potential for investment in areas that will drive sales. We'll continue to use the lens of the customer when evaluating our SG&A . Now more than ever, she is in control, and our job is to serve her under her terms in this omni-channel environment. With the extensive amount of information we have on our customers, we are in a unique position to provide her with the most amazing personal service that she has come to expect from us.

Now, I'd like to pass the call back over to Dave, so that he can discuss how we're thinking about operating in this evolving omni-channel retail world.
...

David F. Dyer
President, Chief Executive Officer & Director, Chico's FAS, Inc.

Thank you, Todd. Yes, it's been a tough retail cycle. We've looked inward as well as outward in order to react to the environment and to correct some of our missteps. Even in this tough environment, we've continued to invest in the long term, so that when this cycle turns, and it will, we are well positioned. Today, I'd like to take some time to further explain what's driving our strategic thinking related to omni-channel.

It's by now a cliché and one we hear all the time, how retailing is changing right before our eyes. A change even greater than back in the 1950s and 1960s when we move from mom -and-pop stores to giant malls and then on to suburban big boxes.

As someone who has lived and worked through this in our industry through all these massive changes on the floor of the department store to Lands' End and the birth of online commerce to this age of omni-channel, I absolutely agree that we are very much living through a major revolution.

7
1-877-FACTSET www.callstreet.com	Copyright © 2001-2014 FactSet CallStreet, LLC

Chico’s FAS, Inc. (CHS)	Corrected Transcript
Q2 2014 Earnings Call	27-Aug-2014

There are those out there, perhaps some of you among them who maintain that brick-and-mortar stores are dead, obsolete, dinosaurs on the brink of distinction. We disagree. We believe the stores will always be a critical and growing part of our business.

We do recognize that there are some challenges. Declining mall traffic, changing customer behavior, where, how, and even why she shops, and, of course, sales and margin pressures. Here at Chico's FAS, we prefer to think of all of the above, not as threats, but as opportunities. Opportunities to leverage the resources we've been putting in place these last five years, up-to-date technology, a state-of-the-art distribution center, and a healthy and growing customer file with rich data to be mined. We didn't make these considerable investments simply to beef up the all - important digital channel. We made them on behalf of all channels, including stores. Stores are where you go for expert advice and service, to try things on and to build wardrobes, which for all of us are competitive advantages.

Technology, of course, will act as an accelerator to the customer experience, wherever she chooses to engage with us. So, whether we're in the new normal or tomorrow's normal, what are we doing about it? We believe it's about giving customers all-inclusive experiences with our brands that put her in control. This means that her interaction with mobile devices, products, marketing, our services, and community must all be consistent and engaging. It is important to keep our sales agile as possible, giving her easy-to-use customer command center.

The lion's share of our efforts is centered on creation of an integrated cloud-based platform that will serve as the foundation for future digital capabilities both in boutiques and direct-to-consumer. This integrated platform will house data related to purchase orders, product attributes, customer attributes, sales history, inventory tracking as well as boutique, online, and mobile transactions. Housing all of this information in one place allows for a truly holistic view of our business and will enable deeper analysis, customized marketing, and personalized customer service.

The most important step we're taking right now is transferring that knowledge to our sales associates. We're developing and testing several boutique technologies that will enable us to exceed customer service expectations and drive sales. A new state -of-the-art point-of-sale system is in development with roll-out planned in early 2015. It will integrate with our cloud-based data and accommodate mobile payment. We're also accelerating the use of iPads. By the end of the year, iPads with customer-focused applications will be in the majority of our stores. These devices empower our sales associates with customer information and tools to enhance and deepen our customer relationships.

Purchase history, style preference, and personalized recommendations are just some of the information available in our digital client books. And the tool will allow our associates to communicate directly with their clients through e-mail and text messaging, making it easier to book styling appointments and to allow for mobile check - out.

Yet, another tool for our stores is the digital signage that's being tested in some of our boutiques. These high - definition screens engage customer attention with video and dynamic images and they have the potential for interactive capabilities going forward. Signage can be managed from Fort Myers down to each individual sign within a boutique, allowing for instant shifting of messages and offers.

When you add up these and many other efforts, I think you can see how determined we are, to keep Chico's FAS agile and on the leading-edge of omni-channel retailing. We have terrific partnerships in place with technology leaders such as Apple, Google and Fujitsu. I would also like to recognize the hard work and innovation coming from our cross-functional teams led by our CIO, Eric Singleton. Eric, by the way, is himself an industry leader in this area and was recognized with the CIO 100 Award this year. This is a huge honor for Eric, his team, and our company as an independent validation of the leading-edge advances we are making in technology.

8
1-877-FACTSET www.callstreet.com	Copyright © 2001-2014 FactSet CallStreet, LLC

Chico’s FAS, Inc. (CHS)	Corrected Transcript
Q2 2014 Earnings Call	27-Aug-2014

And we're in even a stronger position with the recent hire of Miki Berardelli and the newly created position of President of Digital Commerce and Chief Marketing Officer. Miki, as you know, is a widely respected and dynamic industry leader. In short, we're very confident that Chico's FA S is in an enviable competitive position in this rapidly changing environment and we couldn't be more excited about our place in the evolving retail landscape.

And with that, I'll turn it back over to Dave Slater for Q&A .
...

David Slater
Vice President – Investor Relations, Chico's FAS, Inc.

Thank you, Dave. That concludes our prepared comments. At this time, we would be happy to take your questions. In the interest of time and consideration of others, please limit yourself to one question.

And with that, I'll turn the call back over to Keith.
...
QUESTION AND ANSWER SECTION

Operator: Thank you. [Operator Instructions] And the first question comes from Simeon Siegel with Nomura.
...

Simeon A. Siegel             Q
Analyst, Nomura Securities International, Inc.

Thanks, good morning, guys, and Congrats, Todd.
...

Todd Vogensen            A
Senior Vice President - Chief Financial Officer, Chico's FAS, Inc.

Thank you.
...

Simeon A. Siegel            Q
Analyst, Nomura Securities International, Inc.

Can you contextualize the gross margin pressure by concept and then just may be any segment color, Dave, for the quarter-to-date top line trends you mentioned? Thanks.
...

David F. Dyer            A
President, Chief Executive Officer & Director, Chico's FAS, Inc.
Yeah, why don't we do the gross margin side there. I mean, gross margin pressures, the promotional environment is affecting us across all the brands. One of the things that we have done is certainly worked on our average unit cost and pricing. Certainly, as we move into fall, we want to make sure that we have the ammunition to compete in this promotional environment without affecting our margins as much as it did last fourth quarter, and may be into early spring. Do you have any other color on that?
...

Todd Vogensen            A
Senior Vice President - Chief Financial Officer, Chico's FAS, Inc.

The only thing I'd add is, we did talk about last quarter having a pressure at White House | Black Market as they had shifted a little more heavy into the couture -like items, and they have worked through that as we've gone

9
1-877-FACTSET www.callstreet.com	Copyright © 2001-2014 FactSet CallStreet, LLC

Chico’s FAS, Inc. (CHS)	Corrected Transcript
Q2 2014 Earnings Call	27-Aug-2014

through the second quarter. Q3 and Q4 recedes back to a much more normalized level, so we'd expect to see that pressure ease as we go into the second half.
...

David F. Dyer            A
President, Chief Executive Officer & Director, Chico's FAS, Inc.

And I think that there are some fashion trends that are emerging that are really helping drive our business. I mean, we're seeing some really positive results with some of the new fall fashions.

One of the things that we talked about when we started in spring was the long -over-lean, and that trend really is continuing. There really is a shift to proportion where that long-over-lean has really taken hold. And when that trend happens, generally, you see very, very strong results, and so I think that we're kind of on the verge of that happening.

You'll look at our TV commercials for both Chico's and White House | Black Market, both have leggings
commercials, because we think that is just a huge trend, and we love to have bottoms working. When you have bottoms and knits working, you really have a business, and we're seeing both of those come back. Initial results for the Chico's, for their patent pants, that 5-pocket Ponte, knit pants and for leggings, are doing very, very well.

And I think Donna's TV and White House starts on that next week. And then she has TV running right now on some of the wovens and the dresses, which are again performing. So, some of those categories have been tough for a while. Knits are coming back. Dresses are coming back. We certainly have reacted to get the balance in our assortments. We see the print and pattern happening. So it's beginning to feel like that we're on the verge of seeing some things change again.
...

David Slater            A
Vice President – Investor Relations, Chico's FAS, Inc.

Thanks, Simeon.
...

Simeon A. Siegel            Q
Analyst, Nomura Securities International, Inc.

Great. Thanks a lot, guys. Good luck for the back half.
...

David F. Dyer            A
President, Chief Executive Officer & Director, Chico's FAS, Inc.

You bet.
...

Operator: Thank you. And the next question comes from Matthew McClintock with Barclays.
...

Gregory W. Baglione            Q
Analyst, Barclays Capital, Inc.

Hey. Good morning, everyone. This is Greg Baglione on for Matt. First, Todd, congratulations.
...

Todd Vogensen            A
Senior Vice President - Chief Financial Officer, Chico's FAS, Inc.

Thank you, Greg.
...

10
1-877-FACTSET www.callstreet.com	Copyright © 2001-2014 FactSet CallStreet, LLC

Chico’s FAS, Inc. (CHS)	Corrected Transcript
Q2 2014 Earnings Call	27-Aug-2014

Gregory W. Baglione            Q
Analyst, Barclays Capital, Inc.

Just wondering, Soma, solid growth again. I was wondering if you could parse out the performance of the older versus newer stores. And then maybe across the entire portfolio, if you could just talk a bit about trends in the A , B and C malls? Thanks.
...

Todd Vogensen            A
Senior Vice President - Chief Financial Officer, Chico's FAS, Inc.

So for Soma, we say it's consistent with how we've talked about it in the past. Soma has a little bit different model where they may open at a lower level but see consistent growth trends across many, many years as they build the customer base, and that's just the nature of intimates. We are seeing stores that are I would say more mature. I don't know if we have any stores that are totally mature yet. The stores that are more mature or older than four years or five years have a four-wall profitability rate that is right in line with our apparel brands, so I'm still seeing that good positive trend.
...

David F. Dyer            A
President, Chief Executive Officer & Director, Chico's FAS, Inc.

It just takes some time to build, but I think we're encouraged by the results. And we're beginning to open Soma stores in some of the larger A -malls where you get a lot of traffic. Certainly Lenox Mall was one that we'll be opening this fall. And we just opened another one that's doing very well.
...

Todd Vogensen            A
Senior Vice President - Chief Financial Officer, Chico's FAS, Inc.

We have Tysons Corner.
...

David F. Dyer            A
President, Chief Executive Officer & Director, Chico's FAS, Inc.

Tysons Corner, yes, which is doing fantastic. So that's again just our strategy where we've been dancing around some the larger malls. We now think that we can drive sales in Soma, and we've been really pleased with the results. But they do take time to build. That's the problem with the Soma brand is when you're trying to get a woman to switch her intimate apparel loyalty, it takes a while. You really have to build that brand. So it's a two or three-year process of building. But once you do it, again, as Todd said, it's a very, very profitable business.
...

David Slater            A
Vice President – Investor Relations, Chico's FAS, Inc.

Thanks, Greg.
...

Operator: Thank you. And the next question comes from Tom Filandro with Susquehanna Financial.
...

Thomas Filandro            Q
Analyst, Susquehanna Financial Group LLLP

Hey, thanks. Welcome, Todd, and thanks both Dave and Todd for that comprehensive call and the details. Two questions if I could. Todd, could you expand on that comment you made about purchasing and ticketing product to protect margins?

11
1-877-FACTSET www.callstreet.com	Copyright © 2001-2014 FactSet CallStreet, LLC

Chico’s FAS, Inc. (CHS)	Corrected Transcript
Q2 2014 Earnings Call	27-Aug-2014

And then, Dave, I have just a general question for you. It looks like the economic data for your customer broadly seems pretty positive. So I'm curious what your view is. What's happening in the core customer base? Is there something outside of the typical things that you look at that are impacting the customer, or do you simply think it's fashion and some self-inflicted drivers that are making the business more challenging? Thanks.
...

David F. Dyer            A
President, Chief Executive Officer & Director, Chico's FAS, Inc.

I would say that the biggest thing that's been affecting our customer – and I think a lot of people have talked about it – really is a shift to durables. It's not hard to look. Again, I owned auto dealers. My kids own now auto dealers, and we've never had better business. It's been record months, month after month. So I think that that's happening. And you look at home purchases and Lowe's and Home Depot and all of those things, it's really still that shift. I think she's buying other things. I do believe that that's been probably one of the biggest things that's affected her purchases.

I also think that when you look at our customer, we have some very positive things going on. We have more transactions. We have an all-time high of our customer file. We're attracting new customers. Our reactivation rate is good. So when you look at the normal customer metrics, everything looks very positive except for one thing, and that is average unit retail and average dollar sale. And that's where we're feeling it, and that's driven largely by this promotional environment that we have been in. And I think that we have not been traditionally a very promotional brand. And I think that our reaction to try to be competitive has certainly cost us in margin. And I think that that's probably that average dollar sale and the resulting margin are the two big things that we're working on right now. And I do believe that we're going to be able to overcome at least some of it.
...

Thomas Filandro            Q
Analyst, Susquehanna Financial Group LLLP

Thank you.
...

David F. Dyer            A
President, Chief Executive Officer & Director, Chico's FAS, Inc.

Todd, do you have...
...

Todd Vogensen            A
Senior Vice President - Chief Financial Officer, Chico's FAS, Inc.

To just answer specifically your question about purchasing and ticketing items to compete in the promotional environment, we really have gone into planning for the second half with the anticipation that the promotional environment will continue and building IMUs into our product to make sure that we can compete promotionally as well as making sure that we have a good balance of assortments, so that those categories that do respond well to promotions, we're set up in a position to be able to put those front and center and to highlight those promotions.
...

Thomas Filandro            Q
Analyst, Susquehanna Financial Group LLLP

Todd, is that across the brands?
...

Todd Vogensen            A
Senior Vice President - Chief Financial Officer, Chico's FAS, Inc.

Absolutely, yes.
...

12
1-877-FACTSET www.callstreet.com	Copyright © 2001-2014 FactSet CallStreet, LLC

Chico’s FAS, Inc. (CHS)	Corrected Transcript
Q2 2014 Earnings Call	27-Aug-2014

Thomas Filandro            Q
Analyst, Susquehanna Financial Group LLLP

Thank you.
...

David F. Dyer            A
President, Chief Executive Officer & Director, Chico's FAS, Inc.

Long term, we believe – we're in a short-term durable cycle. I've seen it before. Long term, we believe she's going to come back.
...

Thomas Filandro            Q
Analyst, Susquehanna Financial Group LLLP

Yes.
...

David F. Dyer            A
President, Chief Executive Officer & Director, Chico's FAS, Inc.

And so what we've done, and I think that everything that we've done is to try to position this company to be ready when she comes back, and that's why we've kept up the investments. That's why we're investing in the technology and our future because we believe that she is going to come back . It's a temporary cycle, and we want to make sure that we're in a leadership position when things return to the normal.
...

Thomas Filandro            Q
Analyst, Susquehanna Financial Group LLLP

Again, best of luck to you. Thanks, guys.
...

David Slater            A
Vice President – Investor Relations, Chico's FAS, Inc.

Great, thank you.
...

Operator: Thank you. And the next question comes from Anna Andreeva from Oppenheimer.
...

Anna Andreeva            Q
Analyst, Oppenheimer & Co., Inc. (Broker)

Great, thanks. Good morning, guys. Thanks for taking my questions and congratulations to Todd as well.
...

Todd Vogensen            A
Senior Vice President - Chief Financial Officer, Chico's FAS, Inc.

Thank you.
...

Anna Andreeva            Q
Analyst, Oppenheimer & Co., Inc. (Broker)

I was curious on the cadence of the second quarter. Was July the weakest month for you guys out of 2Q? And I think you mentioned you were evaluating a store opening cadence. Should we expect to pull back in store openings for next year perhaps? And maybe remind us, how do you guys think about the store potential by concept? Thanks.
...

13
1-877-FACTSET www.callstreet.com	Copyright © 2001-2014 FactSet CallStreet, LLC

Chico’s FAS, Inc. (CHS)	Corrected Transcript
Q2 2014 Earnings Call	27-Aug-2014

Todd Vogensen            A
Senior Vice President - Chief Financial Officer, Chico's FAS, Inc.

Sure. So in terms of cadence for the quarter, we started out when we had this call for Q1 and said that our comp sales were running up 1%. We finished the quarter with them up 0.3%, so really directionally consistent across the quarter.

In terms of store opening cadence, we are looking at balancing our capital spend between stores and some of the technology we're investing in. In particular next year having a little bit of a lump with POS systems being rolled     out, we are going to have a little bit lower new store openings for 2015. We're targeting about 70 to 80 new stores.

As we look over the longer term, we still see plenty of opportunity for upside, both in – really in all of the brands.
You'll probably see more emphasis on some of our emerging brands, be it Soma as we move further into test process, with Boston Proper as we prove out exactly what we want to roll there. And internationally, we're getting great response internationally. So you should continue to see an emphasis on those areas.
...

Anna Andreeva            Q
Analyst, Oppenheimer & Co., Inc. (Broker)

Thanks so much, guys.
...

David Slater            A
Vice President – Investor Relations, Chico's FAS, Inc.

Thank you.
...

Operator: Thank you. And the next question comes from Susan Anderson with FBR Capital Markets.
...

Susan K. Anderson            Q
Analyst, FBR Capital Markets & Co.

Good morning and congrats also, Todd, on a well-deserved new role. Quick question on the new DC, may be if you could update us on when you think you'll start to leverage that? And then also it sounds like you are looking for comps in the third quarter to be in line with current trends. Would you expect that all to pick up in September or October, given August is not a big missy month? Thanks.
...

Todd Vogensen            A
Senior Vice President - Chief Financial Officer, Chico's FAS, Inc.

You're right. August is not a big missy month. We still have nearly 80% of the quarter yet to go at this point. And we do see a lot of positive signs out there. I think at this point, our overriding theme across the organization is plan conservatively and if demand materializes, be in a position to react to it, and that's what you're seeing in our guidance really or our commentary. And I'm sorry, you had one more question in there?
...

Susan K. Anderson            Q
Analyst, FBR Capital Markets & Co.

Yes, on the DC. Do you expect to start to leverage it in the back half or is it a little further off than that?
...

David F. Dyer            A
President, Chief Executive Officer & Director, Chico's FAS, Inc.

We're beginning to see some real strong leverage in...

14
1-877-FACTSET www.callstreet.com	Copyright © 2001-2014 FactSet CallStreet, LLC

Chico’s FAS, Inc. (CHS)	Corrected Transcript
Q2 2014 Earnings Call	27-Aug-2014

Todd Vogensen            A
Senior Vice President - Chief Financial Officer, Chico's FAS, Inc.

Right.
...

David F. Dyer            A
President, Chief Executive Officer & Director, Chico's FAS, Inc.

...the distribution center. Some of the technology we put in is finally bringing down that unit cost as we up to speed and working it, so I think that we'll continue to see leverage from our distribution center on a cost-per-unit basis.
...

Todd Vogensen            A
Senior Vice President - Chief Financial Officer, Chico's FAS, Inc.

Yeah. And remember, we've built that DC to be able to handle growth in volume for many years to come. So, as we continue to go into the future, we do see more and more opportunity there.
...

Susan K. Anderson            Q
Analyst, FBR Capital Markets & Co.

Great, thanks and good luck on the back half.
...

Todd Vogensen            A
Senior Vice President - Chief Financial Officer, Chico's FAS, Inc.

Thank you.
...

Operator: Thank you. And the next question comes from Jennifer Black from Jennifer Black & Associates.
...

Jennifer Black            Q
Analyst, Jennifer Black & Associates LLC

Good morning and thanks for taking my question and congrats, Todd.
...

Todd Vogensen            A
Senior Vice President - Chief Financial Officer, Chico's FAS, Inc.

Thank you.
...

Jennifer Black            Q
Analyst, Jennifer Black & Associates LLC

I wanted to know how you're going to balance the assortment at White House | Black Market into holiday. What will we see for example with occasion dressing? Will we see more in the way of higher level couture for this customer? And if you can also speak to the balance of casual versus the WorkKit, that would be great. And how will we see that evolve? Thank you.
...

David F. Dyer            A
President, Chief Executive Officer & Director, Chico's FAS, Inc.

I don't think that you're going to see us go overly into special occasion as we get to fourth quarter. I mean, actually from a business that was built on special occasions to now a brand that is a total lifestyle brand, it'll still be a part of our business, but I don't think that that's what we're going to hang our hat on in the fourth quarter. I think it's

15
1-877-FACTSET www.callstreet.com	Copyright © 2001-2014 FactSet CallStreet, LLC

Chico’s FAS, Inc. (CHS)	Corrected Transcript
Q2 2014 Earnings Call	27-Aug-2014

probably more of a dressy holiday look, but not necessarily special occasion dresses, even though that'll be a small part of it.

WorkKit is something that we under -emphasized for spring. I think that we went a little too far the other way. It's back in our assortment and it is performing well. So again, it's that balance. I mean, what happened is we raised our average unit cost and average unit prices of the company, we wound up with not having enough basics, so while a lot of people have not enough fashion and too much basics, we actually went the other way, which affected our WorkKit.

I think the line really is back in balance and reviewing their assortment, I think it looks fashionable, it looks good, there's some new ideas, I think this whole Iconic Collection that they've done in the white shirts has been terrific. The Iconic dress that we're running, little black dresses, have been very good, and the Genius dress, which is one that you can wear in some amazing ways, has really exceeded our expectation.

So, I think that White House is back in balance again. And they have made sure that if they have to promote that it's not going to destroy margin to the level that it has in the past. So, I feel really good about where they are now.
...

Jennifer Black            Q
Analyst, Jennifer Black & Associates LLC

Great, thanks.
...

David Slater            A
Vice President – Investor Relations, Chico's FAS, Inc.

Thanks, Jennifer.
...

Operator: Thank you. And the next question comes from Pam Quintiliano from SunTrust.
...

Pamela Quintiliano            Q
Analyst, SunTrust Robinson Humphrey

Thanks so much for taking my question and let me add my congratulations to you, Todd, so just a few quick ones for you. You mentioned you cut receipts and I was just wondering if that was across divisions equally or if there was an emphasis on one more than the other?

And also, you mentioned your ability to react to trends. Can you just remind us open to buy ability to chase, how we should think about that as we go into the back half of the year and where you really can flex that?
...

Todd Vogensen            A
Senior Vice President - Chief Financial Officer, Chico's FAS, Inc.

I'd say in terms of looking at receipts, it really hasn't changed in philosophy across the company. I would say that Soma probably has more of a basics and replenishment type business, so it would've impacted them a little bit less; but for our other brands, it really was changing philosophy that cut across every brand.

In terms of ability to chase, I'd say there are always going to be elements of our assortment that are very unique and have a lot of unique embellishments and prints and things that don't lend themselves to chasing, but that's also part of the reason that we're able to generate the margins that we do. And then there are some items that do lend themselves to chase, and we're putting ourselves in a position to be able to do that.
...

16
1-877-FACTSET www.callstreet.com	Copyright © 2001-2014 FactSet CallStreet, LLC

Chico’s FAS, Inc. (CHS)	Corrected Transcript
Q2 2014 Earnings Call	27-Aug-2014

David F. Dyer            A
President, Chief Executive Officer & Director, Chico's FAS, Inc.

Leggings.
...

Todd Vogensen            A
Senior Vice President - Chief Financial Officer, Chico's FAS, Inc.

Leggings being one of those, yes.
...

Pamela Quintiliano            Q
Analyst, SunTrust Robinson Humphrey

Great. Thanks so much, best of luck.
...

David Slater            A
Vice President – Investor Relations, Chico's FAS, Inc.

Thank you.
...

Operator: Thank you. And the next question comes from Kimberly Greenberger with Morgan Stanley.
...

Kimberly C. Greenberger            Q
Analyst, Morgan Stanley & Co. LLC

Great. Thanks. And I'll add my congratulations to you, Todd, as well.
...

David F. Dyer            A
President, Chief Executive Officer & Director, Chico's FAS, Inc.

It's the Todd show.
...

Todd Vogensen            A
Senior Vice President - Chief Financial Officer, Chico's FAS, Inc.

All right. Thanks, Kimberly.
...

Kimberly C. Greenberger            Q
Analyst, Morgan Stanley & Co. LLC

I was very intrigued by your inventory comments. You mentioned you'd like to align inventory growth with sales growth going forward. I'm wondering how you assess the correct sort of underlying level of inventory or the base of inventory that you ought to be growing from.

And then, I'm just wondering, if you can talk a little bit about the work being done at Boston Proper. I know 2013 was a tough year for the brand. We were looking or hoping for some stabilization. Is there an opportunity perhaps in the second half of this year to deliver a little bit more stability or are you thinking more like a 2015 target? Thanks.
...

David F. Dyer            A
President, Chief Executive Officer & Director, Chico's FAS, Inc.

I think talking about Boston Proper is, I think that they have made the necessary corrections. As a matter fact, I think we said that the last three of our books have had positive trends, and August, while again, Boston Proper for

17
1-877-FACTSET www.callstreet.com	Copyright © 2001-2014 FactSet CallStreet, LLC

Chico’s FAS, Inc. (CHS)	Corrected Transcript
Q2 2014 Earnings Call	27-Aug-2014

the company, in terms of their sales is a rounding error, but they are up double-digit increases in August, so I think that that really bodes well for where that brand has – what they've really done.

They have put density back in the catalog, they've gone back to a lot of the old catalog, traditional tried-and-true catalog techniques of picking up shops that have performed well, of adding density, and adding back in the things that the customer want. We actually got cut out a lot of that Boho-chic, which was really part of the DNA of the brand, that is back, prints and pattern and color. And so, I think we're giving the customer what she wants and using tried-and-true direct marketing techniques and it's working.

As a matter of fact, there are increases in August are on circulation decreases. So, they are really performing very, very well, and while one month doesn't make a seasonal trend, if it's any indication and certainly on the last three catalogs, we certainly believe that they've turned the corner. And there was another question in there somewhere, too.
...

Todd Vogensen             A
Senior Vice President - Chief Financial Officer, Chico's FAS, Inc.

Yeah. In terms of inventory in line with sales, that's probably the easiest way to look at it and everybody get their heads around, but rest assured, we are looking at – and we go back multi years when we do our buys to look at density in store, inventory turns, GMROI on the inventory, and effectively looking to get a good balance through all of those. At the end of the day, we are looking to improve our inventory turns, and that's what you should see.
...

David F. Dyer            A
President, Chief Executive Officer & Director, Chico's FAS, Inc.

I think when you look at it in spring, we thought it was going to be better and we planned for it to be better than it was. And we took a shot in some areas. And unfortunately, that's retail. Sometimes it works and sometimes it doesn't. We are now certainly planning our inventory a lot more conservatively and making sure that we get a read on trends and items before we react rather than taking the upfront shot. And I think that we're well positioned. I think that we have taken steps to have quick replenishment and fast reorders in the things that we believe in.

So, I think it's a better healthier way for us to go right now, until we see really the positive momentum that we've been used to over the last – I guess, up through 2012. When we get back there again, then we'll be able to take a few more shots. But until then we're going to be a little more conservative.
...

Kimberly C. Greenberger            Q
Analyst, Morgan Stanley & Co. LLC

Great. Thank you.
...

David Slater            A
Vice President – Investor Relations, Chico's FAS, Inc.

Thank you, Kimberly.
...

Operator: Thank you. And the next question comes from Neely Tamminga from Piper Jaffray.
...

Neely J. N. Tamminga            Q
Analyst, Piper Jaffray & Co (Broker)

I'm going to congratulate Todd, Dave Slater, Miki, and Eric; how about that, so all four.
...

18
1-877-FACTSET www.callstreet.com	Copyright © 2001-2014 FactSet CallStreet, LLC

Chico’s FAS, Inc. (CHS)	Corrected Transcript
Q2 2014 Earnings Call	27-Aug-2014

Todd Vogensen            A
Senior Vice President - Chief Financial Officer, Chico's FAS, Inc.

Thank you, thank you and thank you and thank you.
...

Neely J. N. Tamminga            Q
Analyst, Piper Jaffray & Co (Broker)

Okay, a question for Dave, a question for Todd. Todd, you outlined – thank you very much, the key things that you are on your dashboard what you care about. Have you thought about taking this further into the employee comp bonus structures and base around really realigning maybe some of the 2015 bonus structures to make sure that you achieve what you just set out to Wall Street? That's question number one.

And number two, on the tech side for you, Dave, we're obviously very pleased to see the focus on tech and not ignoring stores, it's the whole thing, it's not just one thing. But wondering what you think are really the key friction points right now with your consumer that you can very explicitly address in the next call it, six months to nine months? Thank you.
...

David F. Dyer            A
President, Chief Executive Officer & Director, Chico's FAS, Inc.

Well, I think the key friction point with the consumer – with any consumers is being relevant. I mean, they are just bombarded with so many messages and so many people and how do you make those messages relevant?

If you can talk to the consumer about something that she's interested in or something she wants you have a much higher ability to actually have that converted to purchases. And I think that, that is what this whole data architecture is that we have put in. There are just some tremendous things that we're going to be able to do with our data and our data collection.

We have very, very rich file transactions going back many years and I think we've really figured out how we can bring that to life right on the selling floor. We can bring it to life in the messages that we have with the customers, whether it's in the catalog, giving her a message that is right for her or giving her a coupon in something that she is interested in, whether it is in our e-mail marketing where we talk to her about products or categories that she's interested in rather than a blanket one-size-fits-all.

I think that when we look at our best customers and we've done a lot of research, our best customers are less interested in sales and promotion. As a matter of fact, the promotional environment has confused them and turned them off a little bit. They're interested in newness and fashion. How do we talk to her? How do we get her the advance of new arrivals? So, it really is looking at each customer's DNA and figuring out how we speak to each customer as an individual rather than as the masses.

And so, I think that's one of the biggest breakthroughs that we're working on and will have the biggest reward. It's just amazing how many messages, I mean, I don't know. You probably look in y our e-mail box and see how many messages you get a day from retailers. It's almost overwhelming. So how do we make our messages relevant? I think that's the biggest friction point. And again...
...

Todd Vogensen            A
Senior Vice President - Chief Financial Officer, Chico's FAS, Inc.

In terms of bonus structures, I think at this point it's probably a little bit early to get too far. But rest assured, bonuses are something that touch everybody very, very personally. So that's something that would be a big focus

19
1-877-FACTSET www.callstreet.com	Copyright © 2001-2014 FactSet CallStreet, LLC

Chico’s FAS, Inc. (CHS)	Corrected Transcript
Q2 2014 Earnings Call	27-Aug-2014

and take a lot of discussion before we would make any massive changes. What I can say is the goals that we outlined are very much the starting point for how we're looking at our business, not only for 2015, but over the longer term. So that kind of construct is something that really is going to be pervasive through the planning processes that we do have.
...

David F. Dyer            A
President, Chief Executive Officer & Director, Chico's FAS, Inc.

And I could say that certainly with the bonus plan, as evidenced last year, it works. We didn't perform and we didn't get paid. We didn't make the bonus and the performance shares that were awarded weren't awarded either. So from that point of view, from the shareholder point of view, I think that we're perfectly aligned. And while there may be some individual tweaking as we get into the stores or division-by-division that we can do better, I'd say overall when we perform, we get paid; and when we don't, we don't.
...

Neely J. N. Tamminga            Q
Analyst, Piper Jaffray & Co (Broker)

Okay, thank you, best of luck.
...

David Slater            A
Vice President – Investor Relations, Chico's FAS, Inc.

Great, thank you.
...

Operator: Thank you. And the next question comes from Ed Yruma from KeyBanc.
...

Jessica L. Schmidt            Q
Analyst, KeyBanc Capital Markets, Inc.

Hi. This is Jessica Schmidt on for Ed. You mentioned that you expect to remain promotional at least in the fall. Do you think the consumer is demanding promotions, or is it that they're looking for lower prices? And is this a permanent shift? And then just on your pricing structure going forward, how should we think about that?
...

David F. Dyer            A
President, Chief Executive Officer & Director, Chico's FAS, Inc.

I don't think the consumer is demanding promotions. I think that what they're demanding is that you be competitive in the marketplace. And when you've got everybody else that is doing it, we tried to stand alone and have less promotions, and it didn't work. We have to do enough to be competitive. I don't think that we have to go as deep as perhaps some of our competitors have gone. I think that we can be more category oriented and there are different ways for us to promote, but we have to be in the game. And I think that that's what she is saying.

I think that the trend of promotional seems to have been prevalent. But I think as more and more people understand what it's done to margins and what it's done to their average dollar and average unit sale, I think you'll see inventories across the apparel industry get more in line where you don't have to give it away and you can have more logical and reasonable promotions with a normal promotional cadence. I just think it's been crazy in the last year and probably will continue through this fourth quarter.
...

David Slater            A
Vice President – Investor Relations, Chico's FAS, Inc.

Thanks, Jessica.

20
1-877-FACTSET www.callstreet.com	Copyright © 2001-2014 FactSet CallStreet, LLC

Chico’s FAS, Inc. (CHS)	Corrected Transcript
Q2 2014 Earnings Call	27-Aug-2014

Jessica L. Schmidt            Q
Analyst, KeyBanc Capital Markets, Inc.

Thank you.
...

Operator: Thank you. And the next question comes from Paul Lejuez with Wells Fargo.
...

Paul L. Lejuez            Q
Analyst, Wells Fargo Securities LLC

Hey, thanks, guys. Can you talk about the gross margins in the Soma business relative to the rest of the chain? As that chain grows, is that putting downward or upward pressure on your gross margin?

And then, Todd, I'm not sure if I missed it, but the CapEx number associated with those store openings that you mentioned for 2015, if you could, share that with us as well. Thank you.
...

David F. Dyer            A
President, Chief Executive Officer & Director, Chico's FAS, Inc.

Gross margin at Soma is very similar to the other brands as the stores mature. As a matter of fact, gross margin in Soma is not much different than the other brands, and the total store profitability is similar to the other brands as the store matures. Gross margin is very, very similar.
...

Todd Vogensen            A
Senior Vice President - Chief Financial Officer, Chico's FAS, Inc.

What we've found over time is that there's a better presence for Soma and brand awareness. And as we're on TV, the brand does not need to be as promotional as it might have once been. And so that's really helped on the margin side.
...

David F. Dyer            A
President, Chief Executive Officer & Director, Chico's FAS, Inc.

We have unique products and desirable products and I think that we have all the bra launches that we've had and the new product introductions that we have, have really driven a lot of those sales. We really have some items that are just incredible.
...

Todd Vogensen            A
Senior Vice President - Chief Financial Officer, Chico's FAS, Inc.

And in terms of CapEx , we said that one of our guidelines is going to be – guideposts is going to be CapEx that is in line with our depreciation. And our depreciation this year is on a run rate for between $120 million to $125 million. So that's probably good starting point for next year for you.
...

Paul L. Lejuez            Q
Analyst, Wells Fargo Securities LLC

Okay, great. Thanks, good luck, guys.
...

David Slater            A
Vice President – Investor Relations, Chico's FAS, Inc.

Thank you.

21
1-877-FACTSET www.callstreet.com	Copyright © 2001-2014 FactSet CallStreet, LLC

Chico’s FAS, Inc. (CHS)	Corrected Transcript
Q2 2014 Earnings Call	27-Aug-2014

Operator: Thank you. And the next question comes from Richard Jaffe with Stifel.
...

Richard E. Jaffe            Q
Analyst, Stifel, Nicolaus & Co., Inc.

Thanks very much, guys. And while you've mentioned international, so far international would be confined to Canada. I'm wondering if you've thought more broadly about international or globally and perhaps proceeding on a franchise route and/or an e-commerce route before bricks-and-mortar.
...

Todd Vogensen            A
Senior Vice President - Chief Financial Officer, Chico's FAS, Inc.

Yes, so yes, yes, and yes. So we do have a franchise agreement in Mexico that is off to actually a fantastic start with Chico's, and so we have started with franchises. I think at this point, international is one of the things where we want to make sure that we get it right. And so we're going slow in order to be able to go fast, which means we're building learnings and building capabilities and expect to have more opportunity in the future.
...

David F. Dyer            A
President, Chief Executive Officer & Director, Chico's FAS, Inc.

And we would look at it both as franchises...
...

Todd Vogensen            A
Senior Vice President - Chief Financial Officer, Chico's FAS, Inc.

Yes.
...

David F. Dyer            A
President, Chief Executive Officer & Director, Chico's FAS, Inc.

...and as owned stores. In Canada, it's owned stores. Mexico, its franchises. I think it all depends on the market that we would go in.
...

Richard E. Jaffe            Q
Analyst, Stifel, Nicolaus & Co., Inc.

And the e-commerce component as you go international?
...

David F. Dyer            A
President, Chief Executive Officer & Director, Chico's FAS, Inc.

What we've done is we have used Borderfree right now, I think, what is that, 127 countries or something like that.
...

Todd Vogensen            A
Senior Vice President - Chief Financial Officer, Chico's FAS, Inc.

A little over 127 countries.
...

David F. Dyer            A
President, Chief Executive Officer & Director, Chico's FAS, Inc.

22
1-877-FACTSET www.callstreet.com	Copyright © 2001-2014 FactSet CallStreet, LLC

Chico’s FAS, Inc. (CHS)	Corrected Transcript
Q2 2014 Earnings Call	27-Aug-2014

127 countries that we're in to make it easier. I think as we get a large enough business in a particular country, then we would consider having an in-country method for doing e-commerce. Hopefully, someday Canada will be at that level.
...

Richard E. Jaffe            Q
Analyst, Stifel, Nicolaus & Co., Inc.

That makes sense. Okay, thank you.
...

David Slater            A
Vice President – Investor Relations, Chico's FAS, Inc.

Thank you.
...

Operator: Thank you. And the next question comes from Betty Chen with Mizuho Securities.
...

Betty Chen            Q
Analyst, Mizuho Securities USA, Inc.

Good morning, and I'd like to add my congratulations to Todd as well. Congratulations on a well-deserved post.
...

Todd Vogensen            A
Senior Vice President - Chief Financial Officer, Chico's FAS, Inc.

Thank you.
...

Betty Chen            Q
Analyst, Mizuho Securities USA, Inc.

I was wondering if you can talk a little bit more about SG&A . It was really helpful to hear about your guideposts in terms of the business looking forward. Can you remind us of the strategic investments planned for this year? I think roughly $25 million. Should we expect some of that to continue in 2015 and perhaps in what bucket?

And then also a clarification regarding gross margin, I think the magnitude of decrease in the back half should be less than the first half. Should we assume that the third quarter could see some gross margin pressure, but the Q4 timeframe could see some opportunity against last year's erosion? Thanks.
...

Todd Vogensen            A
Senior Vice President - Chief Financial Officer, Chico's FAS, Inc.

So in terms of SG&A on the strategic initiatives, the answer is going to be a, yes and no. So, there are some of those strategic initiatives that are going to cross years, probably most notably our omni-channel investments, particularly the POS systems. And you're right, we are targeting $25 million to $30 million in SG&A and $25 million to $30 million in CapEx this year. So, there will be a little of that that will follow into next year. Most of the baseline, be it for loyalty programs, Boston Proper, international stores should be a part of our baseline growth really as we go forward.

And in terms of gross margin for the back half of the year, probably getting about one layer deeper than I can really go. Clearly, as we look to last year, Q4 was a challenging quarter for gross margin and that should present relatively more opportunities in the third quarter and that's probably about further I can go.
...

23
1-877-FACTSET www.callstreet.com	Copyright © 2001-2014 FactSet CallStreet, LLC

Chico’s FAS, Inc. (CHS)	Corrected Transcript
Q2 2014 Earnings Call	27-Aug-2014

Betty Chen            Q
Analyst, Mizuho Securities USA, Inc.

Thanks, Todd.
...

Todd Vogensen            A
Senior Vice President - Chief Financial Officer, Chico's FAS, Inc.

And that – go ahead.
...

Betty Chen            Q
Analyst, Mizuho Securities USA, Inc.

Oh no. Go ahead, Todd.
...

Todd Vogensen            A
Senior Vice President - Chief Financial Officer, Chico's FAS, Inc.

We're good. Thank you, Betty.
...

Betty Chen            Q
Analyst, Mizuho Securities USA, Inc.

Thanks, best of luck.
...

David Slater            A
Vice President – Investor Relations, Chico's FAS, Inc.

From a key side, I think we have time for one more call.
...

Operator: Okay, very good. And that comes from Brian Tunick with JPMorgan.
...

Brian J. Tunick            Q
Analyst, JPMorgan Securities LLC

Thanks. Morning, guys. I guess one for Dave and one for Todd. Dave, on priorities and uses of cash, maybe just wondering in lieu of what seems to be like heightened investor activism out there, has the board changed its view of the balance sheet, appetite for buybacks, et cetera? Just curious your thoughts there.

And may be Todd can talk about the buckets for merchandise margin recapture longer term beyond just inventory and hoping the promotional environment gets better, are there positive mix shifts happening for omni-channel, outlet, supply chain work – just may be talk about other things that can help you as well? Thanks very much and congrats, Todd.
...

Todd Vogensen            A
Senior Vice President - Chief Financial Officer, Chico's FAS, Inc.

Thanks.
...

David F. Dyer            A
President, Chief Executive Officer & Director, Chico's FAS, Inc.

I don't think there's been any change in our outlook of returning cash to shareholders. I think that what we've done some $790 million over the last three years. I think we have a track record through dividends and share

24
1-877-FACTSET www.callstreet.com	Copyright © 2001-2014 FactSet CallStreet, LLC

Chico’s FAS, Inc. (CHS)	Corrected Transcript
Q2 2014 Earnings Call	27-Aug-2014

repurchases of returning excess cash to the shareholders. So, I would say that we have a $300 million authorization that is outstanding. I think some $290 million...
...

Todd Vogensen            A
Senior Vice President - Chief Financial Officer, Chico's FAS, Inc.

$290 million.
...

David F. Dyer            A
President, Chief Executive Officer & Director, Chico's FAS, Inc.

$290 million that's left open. So, I think that as we see excess cash and we can put it to – return it to the shareholders, we don't have a good internal use, then that's our plan.

And obviously, when we look at capital, we are bringing capital down to depreciation where we were running $140 million, $150 million a year. We're now bringing it down to $120 million, $125 million a year. So, that will give us a little bit more excess cash.
...

Todd Vogensen            A
Senior Vice President - Chief Financial Officer, Chico's FAS, Inc.

And in terms of gross margin, so I'll start by saying, yes, the single biggest opportunity is, of course, going to be promotions and buying inventory more conservatively. But there are a host of things that we're working on. We touched earlier on the distribution center and getting better leverage as we have higher volumes going through the distribution center.

Also, in our commentary, we talked about inventory in transits increasing for shipping methods via ocean. That's a direct result of us figuring out ways that we can be even more efficient in how we get product to market.

And then from a sourcing perspective, we do have a sourcing office that's relatively new over in Asia that's really directed at working with our vendors – working with our vendors directly, and expect to see benefits out of that.
...

David F. Dyer            A
President, Chief Executive Officer & Director, Chico's FAS, Inc.

It's a technical office, not a sourcing office.
...

Todd Vogensen            A
Senior Vice President - Chief Financial Officer, Chico's FAS, Inc.

Right.
...

David F. Dyer            A
President, Chief Executive Officer & Director, Chico's FAS, Inc.

We're still using MAST, William E. Connor, and others. This is a technical support office that when we have problems with deliveries, or we need technical expertise in the factory to get a garment done, these are guys that are on site that can spring into action to make sure that the quality and the production will be timely and correct.
...

Brian J. Tunick            Q
Analyst, JPMorgan Securities LLC

Thanks and good luck.

25
1-877-FACTSET www.callstreet.com	Copyright © 2001-2014 FactSet CallStreet, LLC

Chico’s FAS, Inc. (CHS)	Corrected Transcript
Q2 2014 Earnings Call	27-Aug-2014

David F. Dyer            A
President, Chief Executive Officer & Director, Chico's FAS, Inc.

All right. Thanks, Brian.
...

David Slater
Vice President – Investor Relations, Chico's FAS, Inc.

All right, that concludes our call this morning. We apologize for those questions that we were not able to get to in the little over an hour on the call. But as always, I'm available for any follow-up questions as necessary. Thanks to everyone for joining us this morning. And we appreciate your continuing interest in Chico's FAS.
...

Operator: Thank you. The conference is now concluded. Thank you for attending today's presentation. You may now disconnect. Have a nice day .

Disclaimer
The information herein is based on sources we believe to be reliable but is not guaranteed by us and does not purport to be a complete or error-free statement or summary of the available data. As such, we do not warrant, endorse or guarantee the completeness, accuracy, integrity, or timeliness of the information. You must evaluate, and bear all risks associated with, the use of any information provided hereunder, including any reliance on the accuracy, completeness, safety or usefulness of such information. This information is not intended to be used as the primary basis of investment decisions. It should not be construed as advice designed to meet the particular investment needs of any investor. This report is published solely for information purposes, and is not to be construed as financial or other advice or as an offer to sell or the solicitation of an offer to buy any security in any state where such an offer or solicitation would be illegal. Any information ex pressed herein on this date is subject to change without notice. Any opinions or assertions contained in this information do not represent the opinions or beliefs of FactSet CallStreet, LLC. FactSet CallStreet, LLC, or one or more of its employees, including the writer of this report, may have a position in any of the securities discussed herein.

THE INFORMATION PROVIDED TO YOU HEREUNDER IS PROVIDED "AS IS," AND TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, FactSet CallStreet, LLC AND ITS LICENSORS, BUSINESS ASSOCIATES AND SUPPLIERS DISCLAIM ALL WARRANTIES WITH RESPECT TO THE SAME, EXPRESS, IMPLIED AND STATUTORY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, COMPLETENESS, AND NON-INFRINGEMENT. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER FACTSET CALLSTREET, LLC NOR ITS OFFICERS, MEMBERS, DIRECTORS, PARTNERS, AFFILIATES, BUSINESS ASSOCIATES, LICENSORS OR SUPPLIERS WILL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, I NCLUDING WITHOUT LIMITATION DAMAGES FOR LOST PROFITS OR REVENUES, GOODWILL, WORK STOPPAGE, SECURITY BREACHES, VIRUSES, COMPUTER FAILURE OR MAL FUNCTION, USE, DATA OR OTHER INTANGIBLE LOSSES OR COMMERCIAL DAMAGES, EVEN IF ANY OF SUCH PARTIES IS ADVISED OF THE POSSIBILITY OF SUCH LOSSES, ARISING UNDER OR IN CONNECTION WITH THE INFORMATION PROVIDED HEREIN OR ANY OTHER SUBJECT MATTER HEREOF.

The contents and appearance of this report are Copyrighted FactSet CallStreet, LLC 2014 CallStreet and FactSet CallStreet, LLC are trademarks and service marks of FactSet CallStreet, LLC. All other trademarks mentioned are trademarks of their respective companies. All rights reserved.

26
1-877-FACTSET www.callstreet.com	Copyright © 2001-2014 FactSet CallStreet, LLC